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                                                                  Exhibit (j)(2)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Williams Capital Liquid Assets Fund, a series of the Williams Capital Management Trust.


                                             /s/ TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 22, 2005